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                                                                   Exhibit 10.12


                              CONSULTING AGREEMENT


         THIS AGREEMENT is made and entered into as of the __ day of ______, ____, by and between ORTHOPAEDIC BIOSYSTEMS LTD., INC. ("OBL"), an Arizona corporation having its principal office at 15990 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and _____ _______, of _____________, the ("Consultant").


                                    RECITALS

         A. OBL is engaged in the business of inventing, developing and selling orthopaedic, podiatric and other medical products and devices which it sells to physicians, hospitals, clinics and other health care providers.

         B. OBL desires to retain Consultant as a professional advisor upon the terms and conditions hereinafter set forth, and Consultant has agreed to serve as a professional advisor upon such terms and conditions.

STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Services to be Provided by Consultant. Consultant agrees for a period of three (3) years to serve as a professional advisor to OBL and, as such, to perform the following services:

                           (a)      Consult with OBL on the design and
                                    development of new products and
                                    instrumentation materials, promotional
                                    materials and the improvement of existing products and instrumentation.

                           (b) Perform and publish clinical studies and tests of OBL products.

                           (c) Make surgical evaluations of new and existing products.

                           (d)      Lecture and conduct two (2)
                                    workshops on OBL products each
                                    year.
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Consultant agrees to commit twenty (20) hours per year to consultation with OBL and, in addition, will meet with OBL representatives from time to time on an as-needed basis. Further, Consultant agrees to allow OBL representatives to observe surgeries he performs in which OBL products are being used.


         2. Consideration to be issued to Consultant. As full and exclusive consideration for the services to be provided by Consultant described in Paragraph 1 above, and for the confidentiality agreement set forth in Paragraph 4 below, OBL hereby grants to Consultant the option to purchase ______ shares of OBL Common Stock currently valued at the price of _____ per share, all in accordance with the option letter attached hereto as Exhibit A.


         3. Right of First Refusal. Consultant, during the term of the Agreement, hereby grants OBL the right of first negotiation and right of first refusal for OBL to manufacture and sell any soft tissue reattachment products or devices invented or developed by consideration, in cash or stock, paid by OBL to Consultant for the rights to any such product or device will be negotiated on a per-product basis and in each instance shall be in addition to the stock option granted to Consultant under Paragraph 2 above.

         4. Confidentiality and Non-Disclosure Agreement. Consultant acknowledges that the business of OBL includes specifically and primarily the development of new orthopaedic and podiatric devices for use in medical and surgical treatment. At meetings of the Consultant and OBL, there may be disclosed to the Consultant proprietary, secret or confidential information relating to products, techniques or devices that are being developed or contemplated for development by OBL. Consultant further acknowledges that it is the intent of OBL to preserve the secrecy and confidentiality of such confidential information and from time to time to seek patents for the products developed by OBL. Consequently, Consultant agrees that he will not, during or after secret or confidential information, knowledge or data relating to the business affairs or contemplated or developed products of OBL acquired by, disclosed to or


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                  otherwise learned by Consultant and will use such information, knowledge or data only for the benefit of OBL, its successors and assigns and not for his own benefit or the benefit of others.

Upon termination of his service as a professional advisor to OBL, for whatever reason whatsoever, all documents, records, notebooks and other papers and computer software, if any, containing secret, proprietary or confidential information of OBL and information relating to new products developed or contemplated by OBL, including all copies thereof then in Consultant's possession or control, whether prepared by him or others, will be promptly delivered to OBL by Consultant, and no copies shall be retained by Consultant.

         It is understood that the following information shall not be regarded as "confidential": Information already known to Consultant when disclosed to him, including technical information, processes, techniques or methods already practiced by Consultant or described in published literature or otherwise in the public domain.

         OBL acknowledges that from time to time Consultant may, during the course of his service as a professional advisor, disclose to OBL confidential or proprietary information owned by or under the control of Consultant. In such event, prior to the disclosure of any such confidential information, Consultant shall identify such information as proprietary, secret or confidential, and in such event, OBL agrees that it will not disclose any such secret, confidential or proprietary information, knowledge or data to any third party and will not use such information, knowledge or data in the development of OBL's products without the prior consent of Consultant. Notwithstanding the foregoing, no information identified as confidential by Consultant shall be deemed confidential it at the time of disclosure by Consultant such information was already known by OBL from other sources, described in published literature or otherwise in the public domain.

         5. Professional Ethics and Disclosures. OBL and Consultant agree to make full and complete disclosures of their relationship and to comply in all respects thereto with all applicable laws and the ethical and moral canon, standards and rules of conduct of the medical-profession generally and in particular all surgical, podiatric or other applicable organizations or societies.


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         6.       Remedies. Consultant and OBL each acknowledge that compliance with this Agreement and, in particular, with the provisions of Paragraph 4 above, is necessary to protect the proprietary interests of the parties and that a breach thereof will be no adequate remedy at law. In the event of any breach of the covenants contained in this Agreement, the non-breaching party, in addition to any damages that may be awarded, shall be entitled to injunctive and such other relief as may by awarded by a court having competent jurisdiction over the parties. In addition, if Consultant shall in any way breach the covenants and agreements of Paragraph 4 hereof, as an additional remedy to OBL for such breach, Consultant shall forfeit his option to purchase OBL stock, and OBL shall have the right, but not the obligation, to redeem from Consultant all shares of OBL stock purchased by Consultant through prior exercise of his stock option, at consultant's acquisition cost.

         7. Non-competition. Consultant acknowledges the importance of OBL maintaining strict confidentiality of its proprietary and confidential information, and all plans for product development. Consequently, during the three (3) year term of this Agreement, Consultant agrees that he will not in any capacity, directly or indirectly, consult, work on or otherwise participate in any projects for any third party that relate to the development, modification, evolution, formation or enhancement of any product currently sold or marketed by OBL.

         8. Indemnity. OBL agrees to indemnify and hold harmless Consultant from any loss, cost or damage, including reasonable attorneys' fees, arising out of any action taken or advice given in good faith by Consultant while performing services for OBL as required herein.

         9. Independent Contractor. Consultant acknowledges that he is acting as an independent contractor to OBL and that he has no authority express or implied to act for or on behalf of OBL in dealing with any third party.


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         10.      Work for Hire. Consultant agrees that all work performed by
                  Consultant for OBL, including but not limited to the development or enhancement of processions, products, concepts or devices relating to orthopaedic or podiatric products, invented, developed, enhanced or produced by OBL shall be considered works made for hire, the ownership and all rights to which shall remain perpetually in OBL.

         11. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successor and assigns.

         12. Entire Agreement/Amendment. This Agreement represents the entire contract between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing signed by the party to be charged.

         13. No Waiver. No default by Consultant hereunder shall be waived by OBL except in writing and no waiver of any other default or of another occurrence of the same default at a future time.

         14. Severability. Should any term, provision or clause hereof be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other of the provisions or clauses hereof or thereof which can be given effect without such invalid or unenforceable provision, all of which shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    ORTHOPAEDIC BIOSYSTEMS LTD., INC.

                                       By:
                                            -----------------------------------
                                            D. Ronald Yagoda, Chairman



                                       By:
                                            -----------------------------------
                                            Consultant



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                           ADDENDUM TO EXHIBIT 10.12


The following persons have signed an agreement substantially in the form of
Exhibit 10.12:

Champ L. Baker
Donald E. Baxter
Brian J. Cole
James C. Esch
Larry Field
Gary M. Gartsman
Warren D. King
Leslie S. Matthews
Mark Myerson
Patrick A. Ruwe
James P. Tasto
Arthur Ting